EXHIBIT 2.1

AMENDED AND RESTATED

AGREEMENT AND PLAN OF REORGANIZATION

AMONG

VISION GLOBAL SOLUTIONS, INC.,

VGS ACQUISITION CORP.,

AND

FORTES FINANCIAL, INC.

TABLE OF CONTENTS

Page

1.     Plan of Reorganization.

A-4

2.     Terms of Merger

A-4

3.     Delivery of Common and Preferred Shares

A-6

4.     Representations of Fortes

A-6

5.     Representations of VIGS and VGS Sub

A-8

6.     Closing

A-11

7.     Actions Prior to Closing

A-11

8.     Conditions Precedent to the Obligations of Fortes

A-12

9.     Conditions Precedent to the Obligations of VIGS and VGS Sub

A-13

10.   Survival and Indemnification

A-13

11.   Nature of Representations

A-13

12.   Documents at Closing

A-13

13.   Closing Covenants

A-14

14.   Miscellaneous

A-14

Signature Page

A-15

EXHIBIT A – Certificate of Merger (Delaware)

A-17

EXHIBIT B – VIGS Amended Articles

A-18

AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (hereinafter, this “Agreement”) effective as of this 4th day of August, 2008, by and among Vision Global Solutions, Inc., a Nevada corporation (hereinafter, “VIGS”); VGS Acquisition Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of VIGS (hereinafter, “VGS Sub”), on one hand, and Fortes Financial, Inc., a Delaware corporation (hereinafter, “Fortes” or the “Surviving Corporation”) on the other hand, with relevance to the facts set forth in the Recitals below. This Agreement is made and entered into by and among the parties in order to supercede, amend and restate the prior Agreement and Plan of Reorganization date May 14, 2008 by and among the parties.

RECITALS

A.

Purpose. VIGS desires to acquire Fortes as a wholly-owned subsidiary and to issue shares of VIGS Common Stock and VIGS Preferred Stock (defined below), as applicable, to the stockholders of Fortes upon the terms and conditions set forth herein. VGS Sub is a wholly-owned subsidiary corporation of VIGS that shall be merged with and into Fortes, whereupon Fortes shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of VIGS (VGS Sub and Fortes are sometimes collectively hereinafter referred to as the “Constituent Corporations”).

B.

Board and Shareholder Approvals. The boards of directors of VIGS, VGS Sub and Fortes, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that VGS Sub merge with and into Fortes pursuant to this Agreement and the Delaware Certificate of Merger (which is substantially in the form attached hereto as Exhibit A) and pursuant to applicable provisions of law (such transaction hereafter referred to as the “Merger”).

C.

Capitalization of VIGS. VIGS has an authorized capitalization consisting of (i) 200,000,000 shares of Class A Common Stock, par value $0.001 per share, of which 85,493,885 shares are issued and outstanding as of the date hereof (“VIGS Common Stock”) and (ii) 5,000,000 authorized shares of preferred stock (“VIGS Preferred Stock”), of which none are issued and outstanding as of the date hereof.

D.

Capitalization of VGS SUB. VGS Sub has an authorized capitalization consisting of 1,000 shares of par value $0.001 per share of common stock, of which 1,000 shares shall be issued and outstanding and owned by VIGS as of the closing of the Merger.

E.

Capitalization of Fortes. Fortes has an authorized capitalization consisting of (i) 100,000,000 shares of common stock, par value $0.0001 per share (“Fortes Common Stock”), of which 14,020,000 shares are issued and outstanding as of the date hereof, and (ii) 50,000,000 authorized shares of Preferred Stock, par value $0.0001 per share, including: (a) 5,000,000 authorized shares of Series A Preferred Stock, (“Fortes Series A Preferred Stock”), of which 3,170,000 shares are issued and outstanding, (b) 20,000,000 authorized shares of Series B Preferred Stock, (“Fortes Series B Preferred Stock”), of which 3,052,666 shares are issued and outstanding, and (c) 5,000 authorized shares of Series C Preferred Stock (“Fortes Series C Preferred Stock”), of which 5,000 shares were currently issued and outstanding, and (d) 24,995,000 remaining undesignated authorized shares of preferred stock, (“Fortes Undesignated Preferred Stock”), of which none are currently issued and outstanding as of the date hereof (the Fortes Series A Preferred Stock, the Fortes Series B Preferred Stock, the Fortes Series C Preferred Stock and the Fortes Undesignated Preferred Stock shall be collectively referred to herein as the “Fortes Preferred Stock”). Further, Fortes currently has outstanding warrants to purchase 11,388,936 shares of Common Stock of Fortes.

F.

Filing of the VIGS Amended Articles. Prior to the closing of the Merger, the Board of Directors of VIGS shall seek to obtain, in compliance with SEC regulations, shareholder approval in order to duly authorize, effectuate and file the VIGS Amended Articles (defined below) with the Secretary of State of Nevada.

G.

Conversion of the Fortes Preferred Stock. It is contemplated that immediately prior to the closing of the Merger, Fortes will issue additional shares of Fortes Series B Preferred Stock and warrants to purchase Fortes Common Stock to accredited investors who subscribe for shares of Fortes Series B currently being offered to accredited investors in a private placement. Any of the foregoing additional shares of Fortes Series B Preferred Stock and Common Stock purchase warrants that are issued and outstanding prior to the Merger, shall be exchanged for VIGS Common Stock and VIGS Common Stock purchase warrants in the Merger on the same basis as all other authorized and outstanding shares of Fortes Preferred Stock and Fortes Common Stock and warrants are exchanged and as set forth in Section (c) below.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.

Plan of Reorganization. The parties to this Agreement do hereby agree that VGS Sub shall be merged with and into Fortes upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

2.

Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, VGS Sub shall be merged with and into Fortes as of the Effective Date (the terms “Closing” and “Effective Date” are defined in Section 6 hereof). Fortes shall be the Surviving Corporation and the separate existence of VGS Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a)

Corporate Existence.

(1)

Commencing with the Effective Date, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

(2)

At the Effective Date, (i) the Certificate of Incorporation and the By-laws of Fortes, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of Fortes holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who held offices of Fortes at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

(b)

Events Occurring Prior to the Closing.

(1)

Prior to the Effective Date of the Merger, the Board of Directors and the shareholders of VIGS shall duly authorize and approve an eighty-for-one (80:1) reverse stock split (the “Reverse Split”) of VIGS Common Stock. In connection with the Reverse Split, the total number of issued and outstanding shares of VIGS Common Stock held by each stockholder will be converted automatically into the number of whole shares of VIGS Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Split, divided by (ii) 80. The VIGS Preferred Stock shall remain unaffected by the Reverse Split. No fractional shares will be issued, and no cash or other consideration will be paid. Instead of issuing fractional shares, VIGS will issue one full share of the post-Reverse Split VIGS Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split;

(2)

Prior to the Effective Date of the Merger, the Board of Directors of VIGS shall duly authorize the Amended and Restated Articles of Incorporation of VIGS in the form attached hereto as Exhibit B (the “VIGS Amended Articles”) so that VIGS shall have an authorized capitalization consisting of 200,000,000 shares of common stock, par value $0.001 per share (“VIGS Common Stock”), of which, 943,675 shares will be issued and outstanding as the Effective Date of the Merger; and 50,000,000 authorized shares of VIGS Preferred Stock, including (a) 5,000 authorized shares of Series A Preferred Stock of VIGS (“VIGS Series A Preferred Stock”), par value $0.001 per share (b) 49,995,000 remaining undesignated authorized shares of preferred stock, (“VIGS Undesignated Preferred Stock”), of which none will be issued and outstanding as of the date of the Effective Date of the Merger (collectively, the

VIGS Series A Preferred Stock, and the Undesignated Preferred Stock shall be collectively referred to herein as the “VIGS Amended Preferred Stock”). Upon receipt of the necessary shareholder approval (which VIGS covenants to obtain), the Board of Directors of VIGS shall cause the VIGS Amended Articles to be filed with the Nevada Secretary of State.

(3)

It is currently contemplated that prior to the Effective Date of the Merger, Fortes shall (i) close its private offerings under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which it will issue up to 6,947,334 additional shares of Fortes Series B Preferred Stock (collectively, the “Private Placement”). All of the shares of Fortes Series B Preferred Stock issued as part of the Private Placement shall be included in the shares of Fortes that are outstanding at the time of the Merger and shall be converted or exchanged in the Merger in accordance with Section 2(c)(1) below.

(c)

Conversion of Securities.

As of the Effective Date and without any action on the part of VIGS, VGS Sub, Fortes or the holders of any of the securities of any of these corporations, each of the following shall occur:

(1)

Each share of Fortes Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of VIGS Common Stock. All such shares of Fortes Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of VIGS Common Stock, respectively, into which such shares of Fortes Common Stock were converted. The holders of such certificates previously evidencing shares of Fortes Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Fortes Common Stock except as otherwise provided herein or by law;

(2)

Each share of Fortes Series A Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of VIGS Common Stock. All such shares of Fortes Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of VIGS Common Stock, respectively, into which such shares of Fortes Series A Preferred Stock were converted. The holders of such certificates previously evidencing shares of Fortes Series A Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Fortes Series A Preferred Stock except as otherwise provided herein or by law;

(3)

Each share of Fortes Series B Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of VIGS Common Stock. All such shares of Fortes Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of VIGS Series B Preferred Stock, respectively, into which such shares of Fortes Common Stock were converted. The holders of such certificates previously evidencing shares of Fortes Series B Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Fortes Series B Preferred Stock except as otherwise provided herein or by law;

(4)

Each share of Fortes Series C Preferred Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of VIGS Series A Preferred Stock. All such shares of Fortes Series C Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of VIGS Series A Preferred Stock, respectively, into which such shares of Fortes Series C Preferred Stock were converted. The holders of such certificates previously evidencing shares of Fortes Series C Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Fortes Series C Preferred Stock except as otherwise provided herein or by law;

(5)

Any shares of Fortes capital stock held in the treasury of Fortes immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(6)

Each share of capital stock of VGS Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one (1) share of common stock of the Surviving Corporation, which shall be wholly-owned by VIGS;

(d)

Other Matters.

(1)

Upon the effectiveness of the Merger, each outstanding option or warrant to purchase Fortes Common Stock, whether or not then exercisable, shall be converted into an option or warrant to purchase (in substitution for each share of Fortes Common Stock subject to an Fortes option or warrant) one (1) share of VIGS Common Stock at a price equal to the exercise price in effect immediately prior to the Merger. All other terms and conditions of each Fortes option or warrant shall remain the same.

(2)

Upon the effectiveness of the merger, each promissory note convertible into shares of Fortes Common Stock, whether or not then convertible, shall be converted into a promissory note convertible into shares of VIGS Common Stock at the conversion rate in effect immediately prior to the Merger. All other terms and conditions of each Fortes convertible promissory note shall remain the same.

(3)

At the Closing, the number of directors of VIGS will be increased to three (3). The then existing sole director of VIGS shall then nominate and elect to the Board of Directors of VIGS the three persons designated by Fortes, and all of the persons serving as directors and officers of VIGS immediately prior to the Closing shall thereafter resign from all of their positions with VIGS, effective immediately as of the Closing, and the newly designated directors shall commence at that time their respective terms.

(4)

Upon the effectiveness of the Merger, VIGS shall assume and will be bound by the registration rights agreements previously entered into, or hereafter entered into, between Fortes and (i) the subscribers who have previously purchased shares of Fortes Series A Preferred Stock and (ii) the subscribers who subscribe for the Series B or Series C Preferred Stock of Fortes in the Private Placement that is currently scheduled to close prior to the Closing. The terms of the registration rights are set forth as an exhibit to the subscription agreements entered into by each of the foregoing purchasers of shares of Fortes stock. VIGS agrees to execute any agreement or other instrument Fortes deems necessary to confirm its agreement to comply with the registration rights granted by Fortes to the purchasers of its shares of Series A, Series B, and Series C Preferred Stock.

3.

Delivery of Common and Preferred Shares. On or as soon as practicable after the Effective Date, Fortes will use reasonable efforts to cause all holders of Fortes Preferred and Common Stock, including the holders of Series B Preferred Stock acquired in the Private Placement (collectively, the “Fortes Stockholders”) to surrender to VIGS’ transfer agent for cancellation certificates representing their shares of Fortes Common Stock and Fortes Preferred Stock, as applicable, against delivery of certificates representing the shares of VIGS Common Stock and VIGS Series A Preferred Stock, as applicable, for which the Fortes shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented Fortes Common Stock or Fortes Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of VIGS Common Stock or VIGS Series A Preferred Stock, as applicable, into which the shares of Fortes Common Stock and Fortes Preferred Stock represented by such Fortes certificate shall have been so converted.

4.

Representations of Fortes. Fortes hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Date:

(a)

As of the date hereof, the total number of shares of Fortes Common Stock issued and outstanding is 14,020,000, and there 3,170,037 shares of Fortes Series A Preferred Stock currently outstanding, 3,052,666 shares of Fortes Series B Preferred Stock currently outstanding and 5,000 shares of Fortes Series C Preferred Stock currently outstanding. Other than the shares of Fortes Series B Preferred Stock that may be issued immediately prior to the Closing pursuant to the Private Placement as described in Section 2(b) above, the foregoing shares represent all of the shares of Fortes’ capital stock that will be issued and outstanding as of the Effective Date. In addition, Fortes has and warrants to purchase 11,388,936 shares of our common stock to existing holders of warrants to purchase common stock of

Fortes. Further, a $5,000,000 outstanding convertible note issued by Fortes to Castlerigg is convertible into 3,333,333 shares of common stock (at a conversion price $1.50), which in the merger will convert into the right to purchase our common stock on the same terms. Additionally, the outstanding 5,000 shares Fortes Series C Preferred Stock are convertible into 3,333,333 shares of common stock.

(b)

The Fortes Common Stock and Fortes Preferred Stock constitutes duly authorized, validly issued shares of capital stock of Fortes. All shares of Fortes Common Stock and Fortes Preferred Stock are fully paid and nonassessable.

(c)

The Fortes audited financial statements as of and for the year ended December 31, 2007, which have been made available to VIGS (hereinafter referred to as the “Fortes Financial Statements”), to the best of Fortes’ Knowledge, fairly present in all material respects the financial condition of Fortes as of the dates thereof and the results of its operations for the periods covered. Other than as set forth in Schedule 4(c) attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Fortes Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since December 31, 2007. No contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Fortes as reflected in the Fortes Financial Statements. Fortes has or will have at the Closing good title to all assets shown on the Fortes Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein, and liens and encumbrances of record. The Fortes Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for the absence of footnotes).

(d)

Since December 31, 2007, there has not been any material adverse change in the financial position of Fortes except changes arising in the ordinary course of business, which changes will not materially or adversely affect the financial position of Fortes.

(e)

Fortes is not a party to any material pending litigation or, to the actual knowledge of its executive officers (herein, “Knowledge”), any governmental investigation or proceeding, not reflected in the Fortes Financial Statements, and, to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Fortes.

(f)

Fortes is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on Fortes.

(g)

Fortes has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date, except where failure to do so would have no material adverse effect on Fortes.

(h)

Fortes has not materially breached any material agreement to which it is a party. Fortes has made available to VIGS for review copies of or access to all material contracts, commitments or agreements to which Fortes is a party, including all contracts covering relationships or dealings with related parties or affiliates.

(i)

Fortes owns 50% of the outstanding capital stock Cash Flow International, Inc.

(j)

Fortes has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of VIGS prior to the Effective Date, during reasonable business hours and on reasonable notice.

(k)

Subject to the receipt of shareholder approval, Fortes has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the Board of Directors of Fortes and by the stockholders of Fortes. The execution of this Agreement does not materially violate or breach any material agreement or contract to which Fortes is a party, and Fortes, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which Fortes is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of Fortes.

(l)

Information regarding Fortes, which has been delivered by Fortes to VIGS for use in connection with the Merger, is true and accurate in all material respects.

5.

Representations of VIGS and VGS Sub. VIGS and VGS Sub hereby jointly and severally represent and warrant to Fortes as follows, each of which representations and warranties shall continue to be true as of the Effective Date:

(a)

As of the Effective Date, the shares of VIGS Common Stock to be issued and delivered to the Fortes Stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of VIGS capital stock, free of all liens and encumbrances.

(b)

VIGS and VGS Sub have the corporate power to enter into this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the respective Boards of Directors, and to the extent legally required, shareholder approval, of VIGS and VGS Sub and by VIGS. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which VIGS or VGS Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to VIGS or VGS Sub or their respective properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles or Certificate of Incorporation or by-laws of VIGS or VGS Sub.

(c)

VIGS has delivered to Fortes a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2006 and 2007 (the “VIGS Financial Statements”). To the best of VIGS Knowledge, the VIGS Financial Statements are complete, accurate and fairly present the financial condition of VIGS as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The VIGS Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of VIGS as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. VGS Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Delaware. VIGS has no subsidiaries or affiliates except for VGS Sub, and VGS Sub has no subsidiaries or affiliates.

(d)

Since December 31, 2007, there have not been any material adverse changes in the financial condition of VIGS. At the Closing, neither VIGS nor VGS Sub shall have any material assets and neither such corporation now has, nor shall it have, any liabilities of any kind.

(e)

Neither VIGS nor VGS Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the VIGS Financial Statements, and to the Knowledge of VIGS and VGS Sub, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting VGS Sub, VIGS, or the management or properties of VIGS or VGS Sub.

(f)

VIGS and VGS Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the states of Nevada (for VIGS) and Delaware (for VGS Sub).

(g)

VIGS and VGS Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the VIGS Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received, except where the absence or lack of such filing or payment would result in a material adverse effect. Neither VIGS nor VGS Sub is delinquent or obligated for any material tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

(h)

As of the date of this Agreement, VIGS’s authorized capital stock consists of 200,000,000 of shares of Common Stock, par value $0.001 per share of which, 75,493,885 shares are currently issued and outstanding as of the date hereof; and 5,000,000 authorized shares of Preferred Stock, of which none are currently issued and outstanding as of the date hereof.

(i)

At the Closing of the Merger, VIGS authorized capital stock shall consist of 200,000,000 shares of VIGS Common Stock, par value $0.001 per share, of which, 943,674 shares will be issued and outstanding; and 50,000,000 authorized shares of VIGS Amended Preferred Stock, including (a) 5,000 authorized shares of VIGS Series A Preferred Stock, $0.001 per share, of which, no shares shall be issued and outstanding, and (b) 49,995,000 remaining VIGS Undesignated Preferred Stock, of which none shall be issued and outstanding. VGS Sub’s capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock (“VGS Sub’s Common Stock”), of which 1,000 shares are outstanding, all of which are owned by VIGS, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of VIGS and VGS Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either VIGS or VGS Sub.

(j)

VIGS and VGS Sub have (and at the Closing they will have) disclosed in writing to Fortes on an Exhibit hereto all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either VIGS or VGS Sub.

(k)

The financial records, minute books, and other documents and records of VIGS and VGS Sub in the actual possession of the management of these entities have been made available to Fortes prior to the Closing. The records and documents of VIGS and VGS Sub that have been delivered to Fortes constitute all of the records and documents of VIGS and VGS Sub that are in the possession of VIGS or VGS Sub.

(l)

Neither VIGS nor VGS Sub has breached, nor is there any pending, or to the Knowledge of the VIGS or VGS Sub, any existing or threatened claim that VIGS or VGS Sub has breached, any of the terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which VIGS or VGS Sub is subject. Each of VIGS and VGS Sub hereby represent and warrant that it is not a party to any contract or commitment other than appointment documents with VIGS’s transfer agent, and that it has disclosed to Fortes in writing all previous or existing relationships or dealings with related or controlling parties or affiliates. There are no currently existing agreements with any affiliates, related or controlling persons or entities.

(m)

To the best of management’s Knowledge, VIGS has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuance. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. To the best of management’s Knowledge, all issued and outstanding shares of VIGS equity and other securities were offered and sold in compliance with federal and state securities laws.

(n)

To the best of management’s Knowledge, all information regarding VIGS which has been provided to Fortes by VIGS or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of VIGS or to the public or filed with the NASD or the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

(o)

To the best of management’s Knowledge, VIGS is and has been in compliance with, and VIGS has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, by way of example and not limitation the Sarbanes-Oxley Act of 2002) and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. VIGS currently trades on the Over-the-Counter Bulletin Board. VIGS was delinquent in three public filings during the last three years which were required under the Securities Exchange Act of 1934, as amended, resulting in the temporary delisting of VIGS from the Over-the-Counter Bulletin Board for the period of one year. Otherwise, VIGS has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. VIGS has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports VIGS has previously filed with the SEC.

(p)

Without limiting the foregoing, (i) VIGS and any other person or entity for whose conduct VIGS is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control, and (ii) neither VIGS nor any other person for whose conduct VIGS is legally held responsible has manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of VIGS’ properties or in connection with VIGS’ operations.

(q)

To the best of VIGS’ management’s Knowledge, and except as otherwise disclosed herein, VIGS has filed all required documents, reports and schedules with the SEC, the NASD and any applicable state or regional securities regulators or authorities (collectively, the “VIGS SEC Documents”). As of their respective dates, the VIGS SEC Documents complied in all material respects with the requirements of the Securities Act, the NASD rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the VIGS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of VIGS’s management’s Knowledge, the VIGS Financial Statements (including, in each case, any notes thereto) of VIGS included in the VIGS SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of VIGS as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

(r)

To the best of VIGS’s management’s Knowledge, except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the VIGS Financial Statements, there is no basis for any assertion against VIGS of any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. To the best of management’s Knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from VIGS to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of VIGS, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of VIGS, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

(s)

No aspect of VIGS’ past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair VIGS from carrying on the business of VIGS as it is presently being conducted by VIGS.

(t)

VIGS currently has no employees, consultants or independent contractors other than John Kinney. John Kinney is the sole director and sole executive officer of VIGS, and John Kinney is the sole director and sole executive officer of VGS Sub.

(u)

To the best of VIGS’ management’s Knowledge, VIGS has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 5, “material” means payment or performance of a contract, commitment, arrangement or understanding that is expected to involve payments in excess of $10,000.

(v)

To the best of VIGS’ management’s Knowledge, other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of either VIGS or VGS Sub.

(w)

There are no outstanding lease commitments that cannot be terminated without penalty upon 30-days’ prior notice, or any purchase commitments, in each case of either VIGS or VGS Sub.

(x)

To the best of VIGS’ management’s Knowledge, no representation or warranty by VIGS or VGS Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to VIGS that may reasonably be expected to have a material adverse effect on VIGS or its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by VIGS in connection herewith have been and will be complete originals, or exact copies thereof.

(y)

To the best of VIGS’ management’s Knowledge, assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by VIGS under the Securities Act, the Securities Exchange Act of 1934, with the NASD, and with the Secretaries of State of Delaware and Nevada, the execution and delivery by VIGS of this Agreement and the closing documents and the consummation by VIGS of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to VIGS, or its business or assets. VIGS is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder or impair the continued operation of the business of VIGS (or to the Knowledge of VIGS, the continued operation of the business of Fortes) after the Closing.

6.

Closing. The Closing of the transactions contemplated herein shall take place on such date (the “Closing”) as soon as reasonably practicable following the execution of this Agreement, subject to the conditions precedent set forth in Sections 8 and 9 hereto, unless accelerated or extended by the affirmative agreement by all parties. The “Effective Date” of the Merger shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

7.

Actions Prior to Closing.

(a)

Prior to the Closing, Fortes on the one hand, and VIGS and VGS Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, hereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

(b)

Prior to the Closing, Fortes, VIGS and VGS Sub, agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that VIGS is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, VIGS shall provide Fortes with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that Fortes may request.

(c)

Other than the VIGS Amended Articles referenced in Section 2(b)(2) herein, there shall be issuance of shares, no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of VIGS Common Stock or VIGS Preferred Stock after the date hereof and there shall be no dividends or other distributions paid on VIGS Common Stock or VIGS Preferred Stock, or shares of VIGS capital stock issued, after the date hereof, in each case through and including the Effective Date. VIGS and VGS Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

(d)

Prior to the Closing, if requested by Fortes, VIGS shall adopt a new stock option plan or amend its existing stock option plan in the manner requested by Fortes.

(e)

Prior to the Closing, the board of directors of each of VIGS and VGS Sub shall approve the Merger, this Agreement, and the transactions contemplated hereby, and shall cause the resignations of the officers and directors of VIGS and VGS Sub as of the Closing and take such action as is necessary to appoint the Fortes nominees to the VIGS Board of Directors.

8.

Conditions Precedent to the Obligations of Fortes. All obligations of Fortes under this Agreement are subject to the fulfillment, prior to or as of the Closing or the Effective Date, as indicated below, of each of the following conditions:

(a)

The representations and warranties by or on behalf of VIGS and VGS Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

(b)

VIGS and VGS Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c)

On or before the Closing, the directors and stockholders of VIGS shall have approved in accordance with applicable Nevada law the execution and delivery and shall have filed the VIGS Amended Articles attached hereto as Exhibit B.

(d)

On or before the Closing, the directors, and to the extent legally required, the shareholders of VIGS and VGS Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement, the Amended Articles and the consummation of the transactions contemplated herein.

(e)

On or before the Closing Date, VIGS and VGS Sub shall have delivered certified copies of resolutions of the sole stockholder and director of VGS Sub and of the directors of VIGS approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable VIGS and VGS Sub to comply with the terms of this Agreement, including the election of Fortes’ nominees to the Board of Directors of VIGS and all matters outlined or contemplated herein.

(f)

The Merger shall be permitted by applicable state law and otherwise and VIGS shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

(g)

The capitalization of VIGS shall be as set forth in Section 5(i) herein.

(h)

At Closing, all of the directors and officers of VIGS shall have resigned in writing from their positions as directors and officers of VIGS effective upon the election and appointment of the Fortes nominees, and the directors of VIGS shall take such action as may be necessary or desirable regarding such election and appointment of Fortes nominees.

(i)

At the Closing, all instruments and documents delivered by VIGS or VGS Sub, including to Fortes Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Fortes.

(j)

Fortes shall have received the reasonable assurance of its certified public accountants, to the extent it deems necessary, that its financial audit shall be concluded at the proper time in order to be in full compliance will applicable SEC reporting requirements in connection with the Merger and the Closing of this transaction.

(k)

The shares of restricted VIGS capital stock to be issued to Fortes Stockholders at Closing will be validly issued, nonassessable and fully paid under Nevada corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

(l)

Fortes shall have received the advice of its tax advisor, to the extent it deems necessary, that this transaction is a tax-free reorganization as to Fortes and all of the Fortes Stockholders.

(m)

Fortes shall have received all necessary and required approvals and consents from required parties and from its stockholders.

9.

Conditions Precedent to the Obligations of VIGS and VGS Sub. All obligations of VIGS and VGS Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and the Effective Date, of each of the following conditions:

(a)

The representations and warranties by Fortes contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing and the Effective Date as though such representations and warranties were made at and as of such times.

(b)

Fortes shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

10.

Survival and Indemnification. None of the representations, warranties, and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing.

11.

Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Notwithstanding any investigation conducted by any party hereto or any information any party may receive, all representations, warranties, covenants and agreements contained in this Agreement (or in any schedule, certificate, document or statement delivered pursuant hereto) shall survive only until the Closing.

12.

Documents at Closing. At the Closing, the following documents shall be delivered:

(a)

Fortes will deliver, or will cause to be delivered, to VIGS the following:

(1)

a certificate executed by the President of Fortes to the effect that all representations and warranties made by Fortes under this Agreement are true and correct as of the Closing and as of the Effective Date, the same as though originally given to VIGS or VGS Sub on said date;

(2)

a certificate from the state of Fortes’ incorporation dated within five business days of the Closing to the effect that Fortes is in good standing under the laws of said state;

(3)

such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(4)

executed copy of the Certificate of Merger for filing in Delaware;

(5)

certified copies of resolutions adopted by the stockholders and directors of Fortes authorizing the Merger; and

(6)

all other items, the delivery of which is a condition precedent to the obligations of VIGS and VGS Sub, as set forth herein.

(b)

VIGS and VGS Sub will deliver or cause to be delivered to Fortes:

(1)

stock certificates representing those securities of VIGS to be issued as a part of the Merger as described in Section 2 hereof;

(2)

a certificate of the President of VIGS and VGS Sub, respectively, to the effect that all representations and warranties of VIGS and VGS Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to Fortes on said date;

(3)

certified copies of resolutions adopted by VIGS’ and VGS Sub’s Board of Directors and VGS Sub’s stockholder authorizing the Merger and VIGS Amended Articles and all related matters;

(4)

a certificate from the Nevada Secretary of State dated within five business days of the Closing Date that the VIGS Amended Articles have been accepted for filing;

(5)

certificates from the jurisdiction of incorporation of VIGS and VGS Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

(6)

such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(7)

written resignation of all of the officers and directors of VIGS and VGS Sub as of the Closing and written appointment of the Fortes nominees as directors and officers; and

(8)

all other items, the delivery of which is a condition precedent to the obligations of Fortes, as set forth in Section 8 hereof.

13.

Closing Covenants.

(a)

Financial Statements. As early as possible following the execution hereof, VIGS shall send a Proxy Statement on Schedule 14A to the shareholders of VIGS to solicit approval for the Merger, the Reverse Split and the Amended Articles and shall hold a special meeting of the shareholder’s for the purpose of attaining such approvals. After the Closing, VIGS shall timely file a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, VIGS shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by VIGS under the Securities Exchange Act of 1934.

(b)

Standard and Poors. Following the Effective Date, VIGS shall apply for and use its commercially reasonable efforts to obtain listing with Standard and Poors Information Service, or a similar nationally recognized service.

(c)

OTC Bulletin Board. For a period of 12 months following the Closing, VIGS shall use its commercially reasonable efforts to cause its Common Stock to be listed for trading on either the OTC Bulletin Board or the Nasdaq Stock Market. Notwithstanding the foregoing, VIGS shall not be deemed to be in breach of the foregoing covenant if it is removed from any trading system due to its failure to meet any balance sheet or other financial requirement established by the trading system.

14.

Miscellaneous.

(a)

Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)

Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(d)

Termination. This Agreement and all obligations hereunder (other than those under Section 14(l)) may be terminated at any time for any reason.

(e)

Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(f)

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

(g)

Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)

Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(j)

Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger attached hereto as Exhibit A, the Amended Articles attached hereto as Exhibit B, is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(j)

Time. Time is of the essence.

(k)

Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(l)

Responsibility and Costs. In the event that the Merger is not consummated, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. If the Merger is consummated, the Surviving Corporation shall pay for all merger-related fees.

(m)

Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Delaware without reference to principles of conflicts of laws.

(n)

Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Santa Clara County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

VIGS ACQUISITION CORP.		VISION GLOBAL SOLUTIONS, INC.
By:	/s/ John Kinney	By:	/s/ John Kinney
	John Kinney, President		John Kinney, Chairman, President and CEO

FORTES FINANCIAL, INC.
		By:	/s/ Peter Levasseur
Peter Levasseur, President

SCHEDULE 4(c)

•

Co-Placement Agent Letter Agreement by and among Fortes Financial, Inc., Chadbourn Securities, Inc. and Internet Securities, Inc., dated June 3, 2008.

•

Co-Placement Agent Letter Agreement by and among Fortes Financial, Inc., Chadbourn Securities, Inc. and Miramar Securities, LLC, dated February 11, 2008.

•

Letter Agreement by and between Security One Lending and Fortes Financial, Inc., dated March 26, 2008.

•

Co-Placement Agent Letter Agreement by and among Fortes Financial, Inc., Chadbourn Securities, Inc. and Regal Securities, Inc., dated April 11, 2008.

•

Co-Placement Agent Letter Agreement by and among Fortes Financial, Inc., Chadbourn Securities, Inc. and Mercury Securities, dated May 14, 2008.

•

Mortgage One Lending Asset Purchase Agreement, by and between Fortes Financial, Inc., on one hand, and Mortgage One Lending, Inc., Torrey Larsen, Merritt Barber, Tyler Larsen and Debra R. Entrekin, on the other hand, dated March 26, 2008.

•

Stock Purchase Agreement by and among Fortes Financial, Inc., as buyer, and Torrey Larsen, Trustee of the 2003 Larsen Family Trust UTD 12/03/03, Merritt Barber, Trustee of the 2003 Merritt Barber Revocable Trust UTD 12/18/03, Tyler Larsen and Debbie Larsen, as the selling shareholders, dated March 26, 2008.

•

Advisor Agreement by and between Fortes Financial, Inc. and Adam Shore, dated May 19, 2008.

•

Promissory Note issued to Mortgage One Lending, Inc., dated March 26, 2008, for the principal sum of $713,181.14.

•

Assignment and Assumption of Leases by and between Mortgage One Lending and Fortes Financial, Inc., dated March 26, 2008.

•

Promissory Note issued to Security One Lending, Inc., dated March 26, 2008, for the principal sum of $1,086,818.86.

•

Securities Purchase Agreement by and between Fortes Financial, Inc. and the buyers listed therein, dated as of June 27, 2008.

•

Registration Rights Agreement by and between Fortes Financial, Inc. and the buyers listed therein, dated as of June 27, 2008.

•

Subordinated Convertible Note issued to Castlerigg Master Investments Ltd. on the June 27, 2008.

•

Warrant to purchase up to 3,333,333 shares of Fortes Financial Inc.’s common stock issued to Castlerigg Master Investments Ltd., dated as of June 27, 2008.

•

Credit Agreement by and among Fortes Financial, Inc., the financial institutions party thereto from time to time and Fourth Third LLC, dated June 27, 2008.

•

Promissory Note in the principal amount of $21,300,000 issued to Fourth Third, LLC on June 27, 2008.

•

Warrant to purchase common Stock of Fortes Financial, Inc.’s common stock issued to Fourth Third LLC, dated as of June 27, 2008 (the “Warrant”).

•

Warrant Purchase Agreement, by and between Fortes Financial, Inc. and Fourth Third LLC, dated June 27, 2008.

•

Master Repurchase Agreement, between Wachovia Bank, NA and Fortes Financial, Inc., dated June 27, 2008.

EXHIBIT A

DELAWARE CERTIFICATE OF MERGER

MERGING
VGS ACQUISITION CORP.

WITH AND INTO
FORTES FINANCIAL, INC.

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Fortes Financial, Inc., a Delaware corporation (the “Company”), hereby certifies the following information relating to the merger of VGS Acquisition Corp., a Delaware corporation (“VGS”), with and into the Company (the “Merger”):

FIRST: That the name and state of incorporation of each of the constituent corporations of the Merger is as follows:

Name	State of Incorporation

Fortes Financial, Inc.	Delaware
VGS Acquisition Corp.	Delaware

SECOND: That an Amended and Restated Agreement and Plan of Reorganization, dated as of August 4, 2008, by and between Vision Global Solutions, Inc., VGS and the Company (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Company and VGS in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the Merger is Fortes Financial, Inc. (the “Surviving Corporation”).

FOURTH: From and after the effective time of the Merger, the Certificate of Incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 23046 Avenida de la Carlota, Suite 600, Laguna Hills, CA 92653.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the Company or VGS.

SEVENTH: This Certificate of Merger and the Merger provided for herein shall be effective at, and not until, the time that this Certificate of Merger shall have been filed in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Peter Levasseur, the President of the Company, this __ day of __________, 2008.

FORTES FINANCIAL, INC., a Delaware corporation
By:______________________________________ Name: Peter Levasseur, President

EXHIBIT B

VIGS AMENDED ARTICLES

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FORTES FINANCIAL, INC.

ARTICLE I

The name of this corporation is Fortes Financial, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Nevada is 202 South Minnesota Street, Carson City, Nevada 89703. The name of its registered agent at that address is National Corporate Research Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under Nevada’s Corporations, Partnerships and Associations Law, as revised.

ARTICLE IV

The Corporation shall have two hundred fifty million (250,000,000) shares of capital stock of the Corporation. The Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is two hundred million (200,000,000) shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is fifty million (50,000,000) shares, $0.001 par value per share, of which Five Thousand (5,000) shares have been designated as “Series A Convertible Preferred Stock.”

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to Article VI, Section 6 of these Amended and Restated Articles of Incorporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

ARTICLE V

Upon the effective date of these Amended and Restated Articles of Incorporation, each eighty shares of the Corporation’s Common Stock, par value $.001 per share, then issued and outstanding, shall become one fully paid and nonassessable share of Common Stock. Fractional shares shall be rounded up to the next whole share. The capital account of the Company shall not be increased or decreased by such reverse stock split. To reflect such reverse stock split, each certificate representing shares of Common Stock theretofore issued and outstanding shall represent one-eightieth the number of shares of Common Stock issued and outstanding after such reverse stock split (subject to the treatment of fractional shares, as provided above); and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of Common Stock equal to one-eightieth the number of shares represented by said certificate for theretofore issued and outstanding shares (subject to the treatment of fractional shares, as provided above).

ARTICLE VI

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and the Series A Convertible Preferred Stock are as follows.

1.

Definitions. For purposes of this ARTICLE VI, the following definitions shall apply:

1.1

“Closing Sales Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date that was a trading day. If the Closing Sales Price cannot be calculated for such security on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation, with the costs of such appraisal to be borne by the Corporation.

1.2

“Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of capital stock of the Corporation required to be approved by the holders of (a) a majority of the outstanding shares of Common Stock and (b) a majority of the outstanding shares of Series A Convertible Preferred Stock voting as separate classes.

1.3

“Dividend Rate” shall mean an annual rate of 10% of the Original Issue Price.

1.4

“Junior Stock” shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established by the Board of Directors after the Original Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Convertible Preferred Stock upon the liquidation, winding-up or dissolution of the Corporation.

1.5

“Liquidation Preference” shall equal the Original Issue Price per share.

1.6

“Original Issue Date” shall mean the date upon which the first shares of Series A Convertible Preferred Stock are issued.

1.7

“Original Issue Price” shall mean One Thousand Dollars ($1,000.00) per share (as appropriately adjusted for any Recapitalizations).

1.8

“Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

2.

Dividends.

2.1

Series A Convertible Preferred Stock. The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor dividends in cash at the Dividend Rate prior and in preference to any declaration or payment of any dividend on any Junior Stock (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock). Such dividends shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative. The accumulation of dividends on the Series A Convertible Preferred Stock shall not bear interest. All accumulated dividends on any shares of Series A Convertible Preferred Stock shall be payable in cash upon redemption and/or conversion, as applicable, of such shares of Series A Convertible Preferred Stock, or on such earlier date or dates as determined by the Board of Directors in its sole discretion. Such dividends are prior and in preference to any declaration or payment of any Distribution on any Junior Stock. Such dividends shall accrue on each share of Series A Convertible Preferred Stock from day to day from the date of initial issuance thereof whether or not there are funds legally available for payment of dividends, or such dividends are earned or declared, so that such previously accrued dividends shall be paid on, or declared and set apart for, all shares of Series A Convertible Preferred Stock at the time outstanding before any distribution shall be paid on, or declared and set apart for, any Junior Stock.

2.2

Common Stock. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.3

Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

3.

Liquidation Rights.

3.1

Liquidation Preference.

(a)

Series A Convertible Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of any Junior Stock by reason of their ownership of such stock, an amount per share for each share of Series A Convertible Preferred Stock held by them equal to the sum of (i) the Liquidation Preference, and (ii) all accrued but unpaid dividends on such share of Series A Convertible Preferred Stock.

3.2

Remaining Assets. After the payment to the holders of Series A Convertible Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of Common Stock, or any other Junior Stock as applicable, in proportion to the number of shares of Common Stock or such Junior Stock held by them.

3.3

Reorganization. For purposes of this Section 3, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

3.4

Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

4.

Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1

Series A Convertible Preferred Stock Right to Convert. At any time after October 31, 2008 each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Series A Conversion”), at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series A Convertible Preferred Stock by the Conversion Price with respect to such shares (defined below). In order to effectuate the Optional Series A Conversion under this Section 4.1, the holder must provide the Corporation a Notice of Conversion. The initial “Conversion Price” per share of Series A Convertible Preferred Stock shall be $1.50 and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate” for such shares of Series A Convertible Preferred Stock. Upon any decrease or increase in the Conversion Price for the Series A Convertible Preferred Stock, as described in this Section 4.1, the Conversion Rate shall be appropriately increased or decreased.

4.2

Mechanics of Conversion. In order to effect an Optional Series A Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

4.3

Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the tenth business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 4.2 above) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) a certificate representing that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Convertible Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

4.4

Fractional Shares. If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Convertible Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the twenty consecutive trading day average Closing Sales Price of the Common Stock prior to the date of conversion, and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

4.5

Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Series A Convertible Preferred Stock, the applicable Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Series A Convertible Preferred Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

4.6

Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Series A Convertible Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series A Convertible Preferred Stock, the applicable Original Issue Price and Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Series A Convertible Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series A Convertible Preferred Stock, the applicable Original Issue Price and Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

4.7

Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Series A Convertible Preferred Stock shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

4.8

No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 4.8 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.

4.9

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

4.10

Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock. Any such waiver shall bind all future holders of shares of Series A Convertible Preferred Stock.

4.11

Notices of Record Date. In the event that the Corporation shall propose at any time:

(a)

to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)

to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(c)

to voluntarily liquidate or dissolve;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Convertible Preferred Stock at least ten business days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series A Convertible Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Series A Convertible Preferred Stock, voting together as a single class.

(d)

Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.

Voting.

5.1

Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Series A Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.2

No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

5.3

Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

5.4

Series A Convertible Preferred Stock. Each holder of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Series A Convertible Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Series A Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Preferred Stock held by each holder could be converted), shall be disregarded.

5.5

Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Convertible Preferred Stock voting together as a single class.

6.

Protective Provisions.

6.1

Subject to the rights of series of other Preferred Stock which may from time to time come into existence, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a single class:

(a)

Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Convertible Preferred Stock;

(b)

Effect an exchange, reclassification, or cancellation of all or a part of the Series A Convertible Preferred Stock, including a reverse stock split, but excluding a stock forward split;

(c)

Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Convertible Preferred Stock;

(d)

Alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock so as to affect adversely the shares of such series;

(e)

Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (but not on parity with) the Series A Convertible Preferred Stock with respect to voting, dividends or upon liquidation; or

(f)

Amend or waive any provision of the Corporation’s Amended and Restated Articles of Incorporation or Bylaws relative to the Series A Convertible Preferred Stock so as to affect adversely the shares of Series A Convertible Preferred Stock.

For clarification, issuances of additional authorized shares of Series A Convertible Preferred Stock, under the terms herein, shall not require the authorization or approval of the existing holders of the Series A Convertible Preferred Stock.

7.

Redemption. The Corporation shall have the following obligations to redeem the Series A Convertible Preferred Stock:

(a)

Optional Redemption of Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock shall have the option, at their sole discretion, to require the Corporation to redeem, from any source of funds legally available therefore, all or any of their respectively owned shares of Series A Convertible Preferred Stock issued and outstanding, at any time after April 30, 2009 (the “Series A Redemption Date”). The Corporation shall effect such redemption on the Series A Redemption Date by paying in cash in exchange for each share of Series A Convertible Preferred Stock to be redeemed a sum equal to the Original Issue Price plus all accumulated but unpaid dividends on such shares (the “Series A Redemption Price”).

(b)

Accelerated Redemption of Series A Convertible Preferred Stock. The Corporation may, at its sole discretion and from any source of funds legally available therefore, redeem all or any shares of Series A Convertible Preferred Stock at any time prior to an the optional Conversion of such shares, upon seven days prior written notice. The Corporation shall effect such redemptions on the applicable Series A Redemption Dates by paying in cash in exchange for each share of Series A Convertible Preferred Stock to be redeemed an amount equal to the Series A Redemption Price. Any redemption effected pursuant to this subsection 7(b) shall be made on a pro rata basis among the holders of the Series A Convertible Preferred Stock in proportion to the number shares of Series A Convertible Preferred Stock then held by such holders.

(c)

As used herein and in subsection 7(d) and (e) below, the term “Redemption Date” shall refer to each “Series A Redemption Date” and the term “Redemption Price” shall refer to the “Series A Redemption Price” as calculated with respect to each Series A Redemption Date pursuant to subsections 7(a) and 7(b) above. Subject to the rights of series of Preferred Stock which may from time to time come into existence, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Convertible Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to redeemed (the “Redemption Notice”). Except as provided in subsection 7(d), on or after the Redemption Date each holder of Series A Convertible Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such share shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(d)

From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares Series A Convertible Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably amount the holders of such shares to be redeemed based upon their holdings of Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

8.

Notices. Any notice required by the provisions of this Article VI to be given to the holders of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

9.

Preemptive Rights. No stockholder of the Corporation shall have the right to repurchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

ARTICLE VII

Subject to the limitations contained in these Amended and Restated Articles of Incorporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

Election of the members of the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

A director of the Corporation shall, to the fullest extent permitted by Nevada’s Corporations, Partnerships and Associations Law, as revised, as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under Nevada’s Corporations, Partnerships and Associations Law, as revised, as the same exists or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX, or the adoption of any provision in an amended or restated Articles of Incorporation inconsistent with this Article IX, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE X

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Nevada law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Nevada’s Corporations, Partnerships and Associations Law, as revised, subject only to limits created by applicable Nevada law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of any of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE XI

Except as otherwise provided in these Amended and Restated Articles of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by Nevada’s Corporations, Partnerships and Associations Law, as revised, for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

ARTICLE XII

In addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of these Amended and Restated Articles of Incorporation, except to the extent a greater vote is required by these Amended and Restated Articles of Incorporation or any provision of law. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with, Article VII, Article XI, or this Article XII of these Amended and Restated Articles of Incorporation.